Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF LUBY’S, INC.

Luby’s, Inc. (the “Company”) purchased substantially all of the assets of Fuddruckers, Inc., Magic Brands, LLC and certain of their affiliates (collectively, “Fuddruckers”) effective July 26, 2010. The Company assumed certain of Fuddruckers’ obligations, real estate leases and contracts. The Company funded the purchase with cash and an expansion of its credit facility.

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and Fuddruckers and gives effect to the following transactions:

•	the Company’s acquisition of substantially all of the assets of Fuddruckers;

•

the closure of 25 under-performing Luby’s cafeteria restaurants in the first quarter of fiscal year 2010, which is reflected in the Discontinued Operations Adjustment column on the pro forma schedule for the fiscal year 2009;

•	proceeds from the sale of securities subsequent to May 5, 2010; and

•	borrowings of $51.3 million from the Company’s credit facility.

The Company and Fuddruckers have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined consolidated balance sheet as of May 5, 2010 combines the Company’s historical unaudited consolidated balance sheet as of May 5, 2010 and Fuddruckers’ historical unaudited combined balance sheet as of March 28, 2010 and is presented as if the transactions had occurred on May 5, 2010. The unaudited pro forma condensed combined income statement for the three quarters ended May 5, 2010 combines the unaudited historical results of the Company for the three quarters ended May 5, 2010 and the unaudited historical results of Fuddruckers for the three quarters ended March 28, 2010. The unaudited pro forma condensed combined income statement for the fiscal year ended August 28, 2009 combines the historical results of the Company for the year ended August 28, 2009 and the historical results of Fuddruckers for the year ended June 28, 2009. The unaudited pro forma condensed combined income statements are presented as if the acquisition had occurred on August 28, 2008.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. Accordingly, the Company’s acquisition of Fuddruckers has been allocated to the assets acquired and liabilities assumed based upon the Company’s estimate of their fair values as of May 5, 2010. The final allocation will be based on a complete evaluation of the assets acquired and liabilities assumed on July 26, 2010. Accordingly, the information presented herein may differ materially from the final purchase price allocation. Those allocations are required to be finalized within one year after the acquisition.

The unaudited pro forma condensed combined financial information has been prepared based on assumptions deemed appropriate by the Company. The pro forma adjustments and certain assumptions are described in the accompanying notes. The unaudited pro forma condensed and combined financial information is for informational purposes only. The unaudited pro forma condensed and combined financial information does not purport to reflect the results of operations or financial position that would have occurred if the pro forma transactions had been consummated on the date indicated above, nor does it purport to represent the financial position or results of operations of the Company for any future periods.

Future results may vary significantly from the information reflected in the following unaudited pro forma condensed combined income statements due to factors beyond control of the Company.

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes of the Company in its Annual Report on Form 10-K for the year ended August 26, 2009 and its Quarterly Reports on Form 10-Q for the quarterly periods ended November 18, 2009, February 10, 2010 and May 5, 2010 and are incorporated herein by reference.

Preliminary Purchase Price Allocation

On July 26, 2010, the Company completed the acquisition of substantially all of the assets of Fuddruckers for $63.1 million in cash and assumed $4.3 million in liabilities. The allocation of the purchase price for acquisition requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on respective fair values. The purchase price for the Company’s acquisition of Fuddruckers tangible and intangible assets and the assumption of certain liabilities is based on preliminary estimates of fair values at the acquisition date. Such valuations requires significant estimates and assumptions. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation for the Company’s acquisition are preliminary and may change if additional information becomes available.

The following table summarizes the estimated fair values of net assets acquires and liabilities assumed, in thousands:

Property and equipment	$36,302
Trade name	13,300
Franchise agreements	16,100
Accounts receivable	599
Inventories	477
Cash and cash equivalents	130
Other current assets	166
Other intangible assets	50
Goodwill	192
Unfavorable lease liability	(2,900)
Unredeemed gift card liability	(640)
Property and real estate tax liability	(712)

Net cash paid for acquisition	$63,064

Luby’s, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands)

	May 5, 2010 Luby’s, Inc.	March 28, 2010 Fuddruckers, Inc.	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$7,698	$2,462	$(10,160	)(1)	$—
Trade accounts and other receivables, net	1,495	3,574	(2,975	)(2)	2,094
Short-term investments	5,725	—	(3,936	)(1)	1,789
Food and supply inventories	2,770	808	(331	)(2)	3,247
Prepaid expenses and other	612	443	(277	)(2)	778
Income tax receivable	—	404	(404	)(2)	—
Assets related to discontinued operations	90	—	—		90
Deferred income taxes	26	—	—		26

Total current assets	18,416	7,691	(18,083)		8,024
Property and equipment, net	136,908	35,081	1,221	(3)	173,210
Note receivable, deposits and other	—	531	(531	)(2)	—
Deferred income taxes	6,017	—	—		6,017
Property held for sale	2,075	—	—		2,075
Intangible assets, net	—	—	29,450	(3)	29,450
Goodwill	—	—	192	(3)	192
Assets related to discontinued operations	23,919	—	—		23,919
Other assets	397	—	—		397

Total assets	$187,732	$43,303	$12,249		$243,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,913	$5,129	$(5,129	)(2)	$8,913
Deferred revenue	—	4,348	(4,348	)(4)	—
Current maturities of long-term debt	—	33,721	(33,721	)(2)	—
Liabilities related to discontinued operations	695	—	—		695
Accrued expenses and other liabilities	12,855	19,473	4,348	(4)
			(22,469	)(2)	14,207

Total current liabilities	22,463	62,671	(61,319)		23,815
Long-term debt, less current maturities	—	—	51,300	(1)	51,300
Liabilities related to discontinued operations	971	—	—		971
Other liabilities	3,241	—	2,900	(3)	6,141

Total liabilities	26,675	62,671	(7,119)		82,227
Shareholders’ equity	—	—	—		—
Common stock	9,137	3,085	(3,085	)(5)	9,137
Preferred stock	—	—	—		—
Paid in capital	22,859	34,634	(34,634	)(5)	22,859
Retained earnings	133,391	(57,000)	57,000	(5)	133,391
Accumulated other comprehensive income	445	—	—		445
Less cost of treasury stock	(4,775)	(87)	87	(5)	(4,775)

Total shareholders’ equity	161,057	(19,368)	19,368		161,057

Total liabilities and shareholders’ equity	$187,732	$43,303	$12,249		$243,284

(1)	Reflects the following:

Cash proceeds from debt	$51,300
Elimination of cash not acquired	(2,332)
Cash proceeds from sale of short term investments	3,936
Cash paid to Fuddruckers, Inc.	(63,064)

$(10,160)

(2)	Reflects the elimination of assets not acquired or liabilities not assumed.
(3)	Reflects the allocation of the purchase price.
(4)	Reclassifies deferred gift card revenue to accrued expenses and other liabilities.
(5)	Reflects the elimination of Fuddruckers equity.

Luby’s, Inc.

Unaudited Pro Forma Condensed Combined Income Statement

(In thousands)

	Fiscal Year August 26, 2009 Luby’s, Inc.	Discontinued Operations	Fiscal Year August 26, 2009 Luby’s, Inc.	Fiscal Year June 28, 2009 Fuddruckers, Inc.	Pro Forma		Pro Forma
	(Historical)	Adjustments	Adjusted	(Historical)	Adjustments		Combined
SALES:
Restaurant sales	$279,893	$(32,439)	$247,454	$135,373	$(41,100	)(1)	$341,727
Franchising and royalty income	—	—	—	7,334	—		7,334
Vending income	—	—	—	1,033	(1,033	)(2)	—
Culinary contract services	12,970	—	12,970	—	—		12,970

TOTAL SALES	292,863	(32,439)	260,424	143,740	(42,133)		362,031
COSTS AND EXPENSES:
Cost of food and beverages	78,254	(9,842)	68,412	36,788	(11,792	)(3)	93,408
Payroll and related costs	104,223	(14,241)	89,982	45,596	(19,004	)(3)	116,574
Other operations costs	67,402	(10,403)	56,999	43,243	(17,400	)(7)	82,842
Opening costs	1,021	(853)	168	—	—		168
Cost of culinary contract services	11,747	—	11,747	—	—		11,747
Depreciation and amortization	18,918	(2,748)	16,170	7,745	(3,574	)(4)	20,341
General and administrative expenses	24,724	—	24,724	11,840	—		36,564
Provision for asset impairments, net	19,261	(12,594)	6,667	698	(698	)(3)	6,667
Exit costs for closed restaurants	—	—	—	519	(519	)(3)	—
Net gain on disposition of property and equipment	(824)	(92)	(916)	—	—		(916)

Total costs and expenses	324,726	(50,773)	273,953	146,429	(52,987)		367,395

INCOME (LOSS) FROM OPERATIONS	(31,863)	18,334	(13,529)	(2,689)	10,854		(5,364)
Interest income	200	—	200	—	—		200
Interest expense	(389)	—	(389)	(2,362)	359	(5)	(2,392)
Impairment charge for decrease in fair value of investments	(997)	—	(997)	—	—		(997)
Other income, net	1,068	—	1,068	—	—		1,068

Income (loss) before income taxes and discontinued operations	(31,981)	18,334	(13,647)	(5,051)	11,213		(7,485)
Provision (benefit) for income taxes	(5,778)	6,239	461	814	(814	)(6)	461

Income (loss) from continuing operations	(26,203)	12,095	(14,108)	(5,865)	12,027		(7,946)
Loss from discontinued operations, net of income taxes	(215)	(12,095)	(12,310)	—	—		(12,310)

NET INCOME (LOSS)	$(26,418)	$—	$(26,418)	$(5,865)	$12,027		$(20,256)

Income (loss) per share from continuing operations:
Basic	$(0.93)		$(0.50)				$(0.28)
Assuming dilution	(0.93)		(0.50)				(0.28)

Loss per share from discontinued operations:
Basic	$(0.01)		$(0.44)				$(0.44)
Assuming dilution	(0.01)		(0.44)				(0.44)

Net income (loss) per share:
Basic	$(0.94)		$(0.94)				$(0.72)
Assuming dilution	(0.94)		(0.94)				(0.72)

Weighted average shares outstanding:
Basic	27,969		27,969				27,969
Assuming dilution	27,969		27,969				27,969

(1)	Reflects the elimination of revenues for restaurants not acquired.
(2)	Reclassifies vending machine revenue into restaurant sales.
(3)	Reflects the elimination of expenses for restaurants not acquired.
(4)	Reflects the elimination of depreciation expense for restaurants not acquired net of adjustments to depreciation and amortization expenses due to changes in asset value of property, equipment and intangible assets as a result of the purchase price allocation.
(5)	Reflects the elimination of Fuddruckers, Inc debt, replaced by $51,300 debt incurred by Luby’s Inc. Additional pro forma interest expense includes interest of $1,772 and amortized debt issuance costs of $231.
(6)	The income tax calculated on the additional income from Fuddruckers would be offset by the recognition of Luby’s deferred tax assets (net operating losses) that have been reserved by a valuation allowance.
(7)	Reflects the elimination of expenses for restaurants not acquired and a credit of $272 rent expense due to net unfavorable acquired leases.

Luby’s, Inc.

Unaudited Pro Forma Condensed Combined Income Statement

(In thousands)

	Three Quarters Ended May 5, 2010 Luby’s, Inc.	Three Quarters Ended March 28, 2010 Fuddruckers, Inc.	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined

SALES:
Restaurants sales	$153,399	$91,440	$(27,117	)(1)	$217,722
Franchising and royalty income	—	5,261	—		5,261
Vending income	—	610	(610	)(2)	—
Culinary contract services	9,514	—	—		9,514

TOTAL SALES:	162,913	97,311	(27,727)		232,497
COSTS AND EXPENSES:
Cost of food and beverages	41,781	24,063	(7,672	)(3)	58,172
Payroll and related costs	55,587	31,706	(13,197	)(3)	74,096
Other operations costs	33,208	31,139	(12,589	)(7)	51,758
Opening costs	183	—	—		183
Cost of culinary contract services	8,660	—	—		8,660
Depreciation and amortization	10,461	6,654	(3,767	)(4)	13,348
General and administrative expenses	15,648	8,053	—		23,701
Exit costs for closed locations	—	6,250	(6,250	)(3)	—
Provision for asset impairments, net	32	11,591	(11,591	)(3)	32
Net gain on disposition of property and equipments	(965)	—	—		(965)

Total costs and expenses	164,595	119,456	(55,066)		228,985

INCOME (LOSS) FROM OPERATIONS:	(1,682)	(22,145)	27,339		3,512
Interest income	23	1	—		24
Interest expense	(300)	(2,303)	759	(5)	(1,844)
Gains on sales and redemptions( impairments in fair value) of investments	(438)	—	—		(438)
Other income, net	617	—	—		617

Income (loss) before income taxes and discontinued operations	(1,780)	(24,447)	28,098		1,871
Provision (benefit) for income taxes	(240)	5,661	(5,661	)(6)	(240)

Income (loss) from continuing operations	(1,540)	(30,108)	33,759		2,111
Loss from discontinued operations, net of income taxes	(1,869)	—	—		(1,869)

NET INCOME (LOSS)	$(3,409)	$(30,108)	$33,759		$242

Income (loss) per share from continuing operations:
Basic	$(0.05)				$0.08
Assuming dilution	$(0.05)				$0.08

Loss per share from discontinued operations:
Basic	$(0.07)				$(0.07)
Assuming dilution	$(0.07)				$(0.07)

Net income (loss) per share:
Basic	$(0.12)				$0.01
Assuming dilution	$(0.12)				$0.01

Weighted average shares outstanding:
Basic	28,125				28,125
Assuming dilution	28,125				28,131

(1)	Reflects the elimination of revenues for restaurants not acquired.
(2)	Reclassifies vending machine revenue into restaurant sales.
(3)	Reflects the elimination of expenses for restaurants not acquired.
(4)	Reflects the elimination of depreciation expense for restaurants not acquired net of adjustments to depreciation and amortization expenses due to changes in asset value of property, equipment and intangible assets as a result of the purchase price allocation.
(5)	Reflects the elimination of Fuddruckers, Inc debt, replaced by $51,300 debt incurred by Luby’s Inc. Additional pro forma interest expense includes interest of $1,384 and amortized debt issuance costs of $160.
(6)	The income tax calculated on the additional income from Fuddruckers would be offset by the recognition of Luby’s deferred tax assets (net operating losses) that have been reserved by a valuation allowance.
(7)	Reflects the elimination of expenses for restaurants not acquired and a credit of $189 rent expense due to net unfavorable acquired leases.